Exhibit 10.80

Confirmation of OTC Warrant Transaction

Date:	February 14, 2006

To:	Amgen Inc. (“Counterparty”)

From:	Morgan Stanley & Co. International Limited (“MSIL”)

Dear Sir / Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above-referenced transaction entered into between Counterparty and MSIL on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Share Option Transaction” for the purposes of the Equity Definitions and to a “Swap Transaction” for the purposes of the Swap Definitions. For purposes of this Transaction, “Warrant Style”, “Warrant Type”, “Number of Warrants” and “Warrant Entitlement” (each as defined below) shall be used herein as if such terms were referred to as “Option Style”, “Option Type”, “Number of Options” and “Option Entitlement”, respectively, in the Definitions.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction. The parties hereby agree that the Transaction evidenced by this Confirmation shall be the only Transaction subject to and governed by the Agreement.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	February 14, 2006

Warrant Style:	European

Warrant Type:	Call

Effective Date:	Subject to cancellation of the Warrants prior to 5:00 pm (EST) on such date by the Counterparty, February 17, 2006

Seller:	Counterparty

Buyer:	MSIL

Shares:	Shares of common stock, $0.0001 par value, of Counterparty (Security Symbol: “AMGN”)

Number of Warrants:	15,655,875

Warrant Entitlement:	One (1) Share per Warrant

Multiple Exercise:	Inapplicable

Strike Price:	$107.90

Premium:	$146,666,667, payable by MSIL to Counterparty on the Premium Payment Date

Premium Payment Date:	Trade Date + 3 business days

Exchange:	NASDAQ National Market

Related Exchange(s):	All Exchanges

Procedures for Exercise:

Expiration Time:	11:59 pm

Expiration Date:	The Valuation Date.

Exercise Date:	The Expiration Date

Automatic Exercise:	Applicable

Valuation:

Valuation Date:	The later of (a) May 2, 2011 and (b) the 20th Averaging Date.

Averaging Dates:	The 20 Full Exchange Business Days beginning on and including April 4, 2011.

Full Exchange Business Day:

A Scheduled Trading Day that has a scheduled closing time for its regular trading session that is 4 pm (New York City time) or the then standard closing time for regular trading on the Exchange and is not a Disrupted Day.

Averaging Date Disruption:	Modified Postponement.

Settlement Terms:

Cash Settlement:

Counterparty may elect to settle this Transaction by Cash Settlement or Net Physical Settlement by providing MSIL with notice (“Settlement Notice”) in accordance with the Settlement Method Election provisions herein and in Section 7.1 of the Equity Definitions. In the event that Counterparty does not so notify MSIL, this Transaction shall be settled pursuant to the Default Settlement Method provision below.

Settlement Currency:	USD

Settlement Price:	The arithmetic mean of the closing price of the Shares on the Exchange on each Averaging Date.

Cash Settlement Payment Date:	Three (3) Currency Business Days after the Valuation Date

Settlement Method Election:	Applicable with respect to Cash Settlement or Net Physical Settlement only.

Electing Party:	Counterparty

Settlement Method Election Date:	Three (3) days prior to the first Averaging Date

Default Settlement Method:

Net Physical Settlement. In the event that this Transaction is settled by Net Physical Settlement, Counterparty shall deliver to MSIL on the 1st Full Exchange Business Day following the Valuation Date a number of Shares (the “Delivered Shares”) equal to the Net Physical Settlement Amount divided by the Settlement Price, provided that in the event that the number of Shares calculated comprises any fractional Share, only whole Shares shall be delivered and an amount equal to the value of such fractional share shall be payable by the Counterparty to MSIL in lieu of such fractional Share.

Net Physical Settlement Amount:	With respect to the Valuation Date, an amount, as calculated by the Calculation Agent, equal to the Number of Warrants multiplied by the Strike Price Differential.

Strike Price Differential:	In respect of the Valuation Date, an amount equal to the greater of: (i) the excess, if any, of the Settlement Price over the Strike Price, and (ii) zero.

Net Physical Settlement
Adjustment:

Subject to the Maximum Deliverable Share Amount, if MSIL receives any Delivered Shares under this Transaction that cannot be freely sold under the Securities Act (as defined below) or are subject to any legend restricting transferability:

(i) MSIL shall sell the Delivered Shares in a commercially reasonable manner until the amount received by MSIL for the sale of the Shares (the “Proceeds Amount”) is equal to the Net Physical Settlement Amount. Any remaining Delivered Shares shall be returned to Counterparty.

(ii) If the Proceeds Amount is less than the Net Physical Settlement Amount, Counterparty shall promptly deliver upon notice from MSIL additional Shares to MSIL until the dollar amount from the sale of such Shares by MSIL equals the difference between the Net Physical Settlement Amount and the Proceeds Amount. In no event shall Counterparty be required to deliver to MSIL a number of Shares greater than the Maximum Deliverable Share Amount.

Conditions to Net
Physical Settlement:

(i) If, in connection with or following delivery of Shares hereunder, MSIL notifies the Counterparty that the MSIL has reasonably determined after advice from counsel that there is a substantial material risk that such Shares are subject to restrictions on transfer in the hands of MSIL pursuant to the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), Counterparty shall promptly make available to MSIL an effective registration statement (the “Registration Statement”) filed pursuant to Rule 415 under the Securities Act and such prospectuses as MSIL may reasonably request to comply with the applicable prospectus delivery requirements (the “Prospectus”)

for the resale by MSIL of such number of Shares as MSIL shall reasonably specify in accordance with this paragraph, such Registration Statement to be effective and Prospectus to be current until the earliest of the date on which (a) all Delivered Shares have been sold by MSIL or returned to Counterparty pursuant to the Net Physical Settlement Adjustment provision above, (b) MSIL has advised Counterparty that it no longer requires that such Registration Statement be effective, (c) all remaining Delivered Shares could be sold by MSIL without registration pursuant to Rule 144 promulgated under the Securities Act (the “Registration Period”) or (d) Counterparty has provided a legal opinion in form and substance satisfactory to MSIL (with customary assumptions and exceptions) that the Shares issuable upon exercise of these Warrants will be freely tradable under the Securities Act upon delivery to MSIL and not subject to any legend restricting transferability. It is understood that the Registration Statement and Prospectus may cover a number of Shares equal to the aggregate number of Shares (if any) reasonably estimated by MSIL to be potentially deliverable by Counterparty in connection with Net Physical Settlement hereunder (not to exceed the Maximum Deliverable Share Amount);

Notwithstanding the foregoing, the Registration Statement and Prospectus provided for by this paragraph shall be subject to the same suspension of sales during “blackout dates” as provided in the following paragraph (ii).

(ii) In the event that MSIL notifies the Counterparty that the MSIL has reasonably determined after advice from counsel that there is a substantial material risk that the Shares are subject to restrictions on transfer in the hands of MSIL pursuant to the rules and regulations under the Securities Act, Counterparty will enter into a registration rights agreement with MSIL in form and substance reasonably acceptable to MSIL, which agreement will contain among other things, customary representations and warranties and indemnification, restrictions on sales during “blackout dates” as provided for in the registration rights agreement (the “Registration Rights Agreement”) entered into between Counterparty and the Initial Purchaser in connection with Counterparty’s 0.125% Convertible Senior Notes due 2011 (the “Convertible Notes”), and other rights relating to the registration of a number of Shares equal to the number of Delivered Shares and others Shares deliverable hereunder up to the Maximum Deliverable Share Amount.

(iii) Counterparty shall promptly pay to MSIL a $0.04 per Share fee with all Shares delivered in connection with Net Physical Settlement pursuant to a Registration Statement.

(iv) In the event Counterparty fails to comply with any of the conditions set forth in “Conditions to Net Physical Settlement” herein, Counterparty shall settle the Transaction through Cash Settlement; provided, however, that notwithstanding the foregoing, if either (a) Counterparty does not provide for the sale of the Shares under the Registration Statement as provided in the Registration Rights Agreement, (b) some Shares cannot be registered under the Registration Statement due to Rule 415(a)(4) under the Securities Act, or (c) some or all of the Delivered Shares cannot be used to close out stock loans in the shares of Counterparty entered into to establish or maintain short positions by MSIL in connection with this Transaction without a prospectus being required by applicable law to be delivered to such lender, then Counterparty may deliver unregistered or registered Shares. In the case of clauses (a) or (b) above, the value of any unregistered Shares so delivered shall be discounted to reflect their market value (calculated in a commercially reasonable manner). In the case of clause (c) above, the value of any such Delivered Shares shall reflect the cost

(calculated in a commercially reasonable manner) to MSIL of trading Shares in order to close out its hedge position if any, in all cases for purposes of calculating the Delivered Shares. In no event shall Counterparty be required to top-up the delivery in cash.

Limitations on Net Physical
Settlement by Counterparty:

Notwithstanding anything herein or in the Agreement to the contrary, the number of Shares that may be delivered at settlement by Counterparty shall not exceed 19,569,844 at any time (“Maximum Deliverable Share Amount”).

Counterparty represents and warrants that the number of Available Shares as of the Trade Date is greater than the Maximum Deliverable Share Amount. Counterparty covenants and agrees that Counterparty shall not take any action of corporate governance or otherwise to reduce the number of Available Shares below the Maximum Deliverable Share Amount.

For this purpose, “Available Shares” means the number of Shares Counterparty currently has authorized (but not issued and outstanding) less the maximum number of Shares that may be required to be issued by Counterparty in connection with stock options, convertibles, and other commitments of Counterparty that may require the issuance or delivery of Shares in connection therewith.

Dividends:

Extraordinary Dividends:	Any and all dividends paid by Counterparty.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Consequences of Merger Events:	(a) Share-for-Share: Cancellation and Payment (Calculation Agent Determination)

(b) Share-for-Other: Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined: Cancellation and Payment (Calculation Agent Determination)

With respect to any Extraordinary Events hereunder, upon the occurrence of Cancellation and Payment in whole or in part, the parties agree that the amount to be paid, in accordance with the Equity Definitions, shall constitute a Transaction Early Termination Amount, subject to satisfaction by the payment or delivery of Shares or cash as set forth in the Early Termination section below.

Tender Offer:	Not Applicable

Nationalization, Insolvency
or Delisting:	Cancellation and Payment (Calculation Agent Determination) (subject to satisfaction by payment or delivery of Shares or cash as set forth in “Early Termination” below)

Determining Party:	Buyer

Additional Disruption Events:

Change in Law:	Not Applicable

Failure to Deliver:	Not Applicable

Insolvency Filing:	Applicable

Hedging Disruption Event:	Not Applicable

Increased Cost of Hedging:	Not Applicable

Hedging Party:	MSIL

Loss of Stock Borrow:	Not Applicable

Increased Cost of Stock Borrow:	Not Applicable

Determining Party:	MSIL

Non-Reliance:	Applicable

Agreements and

Acknowledgments Regarding

Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Other Provisions:

Additional Agreements:

If due to the occurrence of an Extraordinary Event or otherwise Counterparty would be obligated to pay cash to MSIL pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph) to elect to deliver Shares in satisfaction of such payment obligation, then Counterparty may elect to deliver to MSIL a number of Shares (whether registered or unregistered) having a cash value equal to the amount of such payment obligation (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner to determine the number of Shares that could be sold by MSIL over a reasonable period of time to realize the cash equivalent of such payment obligation taking into account any applicable discount (determined in a commercially reasonable manner) to reflect any restrictions on transfer as well as the market value of the Shares). Further, if Counterparty is delivering Shares as a result of a Merger Event, the Settlement Date will be immediately prior to the effective time of the Merger Event and the Shares will be deemed delivered at such time such that MSIL will be a holder of the Shares prior to such effective time. Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time. The number of Shares delivered pursuant to this paragraph shall not exceed the Maximum Deliverable Share Amount and shall be subject to the provisions under “Early Termination” hereof regarding Proceeds Amount.

Early Termination:

Notwithstanding any provision to the contrary, upon the designation of an Early Termination Date hereunder, a party’s payment obligation in respect of this Transaction only as determined in accordance with Second Method and Market Quotation (the “Transaction Early Termination Amount”) may, at the option of Counterparty, be satisfied by the party owing such amount by the delivery of a number of Shares equal to the Transaction Early Termination Amount divided  by the Termination Price (“Early Termination Stock Settlement”); provided, however, that Counterparty must notify MSIL of its election of Early Termination Stock Settlement by the close of business on the day that is two Exchange Business Days following the day that the notice designating the Early Termination Date is effective.

“Termination Price” means the closing price per Share on the Exchange on the Early Termination Date.

A number of Shares calculated as being due in respect of any Early Termination Stock Settlement will be deliverable on the third Exchange Business Day following the date that notice pursuant to Section 6(d)(i) of the Agreement specifying the number of Shares deliverable is effective. Section 6(d)(i) of the Agreement is hereby amended by adding the following words after the word “paid” in the fifth line thereof: “or any delivery is to be made, as applicable.”

On or prior to the Early Termination Date (if Early Termination Stock Settlement is elected), if so requested by the MSIL, Counterparty shall enter into a registration rights agreement with MSIL in form and substance reasonably acceptable to MSIL which agreement will contain among other things, customary representations and warranties and indemnification, restrictions on sales during “blackout dates” as provided for in the Registration Rights Agreement and shall satisfy the conditions contained therein and Counterparty shall file and diligently pursue to effectiveness a Registration Statement pursuant to Rule 415 under the Securities Act. If and when such Registration Statement shall have been declared effective by the Securities and Exchange Commission, Counterparty shall have made available to MSIL such Prospectuses as MSIL may reasonably request to comply with the applicable prospectus delivery requirements for the resale by MSIL of such number of Shares as MSIL shall specify (or, if greater, the number of Shares that Counterparty shall specify). Such Registration Statement shall be effective and Prospectus shall be current until the earliest of the date on which (i) all Shares delivered by Counterparty in connection with an Early Termination Date, (ii) MSIL has advised Counterparty that it no longer requires that such Registration Statement be effective or (iii) all remaining Shares could be sold by MSIL without registration pursuant to Rule 144 promulgated under the Securities Act (the “Termination Registration Period”). It is understood that the Registration Statement and Prospectus will cover a number of Shares equal to the number of Shares plus the aggregate number of Shares (if any) reasonably estimated by MSIL to be potentially deliverable by Counterparty in connection with Early Termination Stock Settlement hereunder, but in no event exceeding the Maximum Deliverable Share Amount. On each day during the Registration Period Counterparty shall represent that each of its filings under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, there is no misstatement of a material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

If Counterparty does not deliver Shares subject to an effective Registration Statement as set forth above, Counterparty may deliver unregistered Shares in an amount determined by MSIL based upon MSIL’s commercially reasonable judgment of the market value of such Shares. In no event shall Counterparty be required to deliver to MSIL a number of Shares greater than the Maximum Deliverable Share Amount.

If MSIL receives Shares in connection with an Early Termination Stock Settlement that cannot be freely sold under the Securities Act or that are subject to any legend restricting transferability, MSIL shall sell such Shares in a commercially reasonable manner until the amount received by MSIL for the sale of such Shares (net of transaction costs, calculated in a commercially reasonable manner) (the “Proceeds Amount”) is equal to the Transaction Early Termination Amount. Any remaining Shares shall be returned to Counterparty. If the Proceeds Amount is less than the Transaction Early Termination Amount, Counterparty shall promptly deliver additional Shares to MSIL upon request until the dollar amount from the sale of such additional Shares by MSIL (net of transaction costs, calculated in a commercially reasonable manner) equals the difference between the Transaction Early Termination Amount and the Proceeds Amount. In no event shall Counterparty be required to deliver to MSIL a number of Shares greater than the Maximum Deliverable Share Amount.

Compliance With Securities Laws:

Each party represents and agrees that it has complied, and will comply, in connection with this Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and 13e and Regulation M under the Exchange Act, provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party’s market activities and provided  further that Counterparty shall have no liability as a result of a breach of this representation due to MSIL’s gross negligence or willful misconduct.

Each party further represents that if such party (“X”) purchases any Shares from the other party pursuant to this Transaction, such purchase(s) will comply in all material respects with (i) all laws and regulations applicable to X, and (ii) all contractual obligations of X.

Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, Counterparty represents and warrants to MSIL that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act and (iii) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws. On or prior to the Trade Date, Counterparty shall deliver to MSIL a resolution of Counterparty’s board of directors authorizing the Transaction and such other certificate or certificates as MSIL shall reasonably request.

Counterparty represents and acknowledges that as of the date hereof:

(a) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Company of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act or state securities laws;

(b) the number of Available Shares on the date hereof is greater than the Maximum Deliverable Share Amount; and

(c) without limiting the generality of Section 13.1 of the Equity Definitions, MSIL is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 149 or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

Account Details:

Account for payments

to Counterparty:	Not Applicable

Account for payment to MSIL:	Chase Manhattan Bank, New York
BIC: CHASUS33
ABA#: 021-000-021
FAO: Morgan Stanley & Co Intl Ltd.
A/C: 400333139

For further credit to Customer Account 033AC0048

Agreement Regarding Shares:

Counterparty agrees that, in respect of any Shares delivered to MSIL, such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and non-assessable and subject to no adverse claims of any other party. The issuance of such Shares does not and will not require the consent, approval, authorization, registration or qualification of any government authority, except such as shall have been obtained on or before the delivery date of any Shares or in connection with any Registration Statement filed with respect to any Shares.

Covenant Regarding Shares:	Counterparty covenants that it shall not take any action to decrease the number of Available Shares below the Maximum Deliverable Share Amount.

Bankruptcy Rights:

In the event of Counterparty’s bankruptcy, MSIL’s rights in connection with this Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that MSIL’s rights with respect to any other claim arising from this Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Set-Off:	Each party waives any and all rights it may have to set-off, whether arising under any agreement, applicable law or otherwise.

Collateral:	None.

Transfer:

Counterparty may transfer its rights and delegate its obligations under this Transaction in accordance with Section 7 of the Master Agreement. MSIL may assign its rights and delegate its obligations hereunder, in whole or in part, to any other person (an “Assignee”) without the prior consent of the Counterparty, effective (the “Transfer Effective Date”) upon delivery to Counterparty of an executed acceptance and assumption by the Assignee (an “Assumption”) of the transferred obligations of MSIL under this Transaction (the “Transferred Obligations”).

Regulation:	MSIL is regulated by The Securities and Futures Authority Limited and has entered into this Transaction as principal.

Indemnity:

Each party agrees to indemnify the other party, its Affiliates and their respective directors, officers, agents and controlling parties (each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of a breach of any representation or covenant hereunder, in the Agreement or any other Agreement relating to the Agreement or Transaction and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.

Additional Agreements, Representations and Covenants of Counterparty, Etc.:

(a)                                  Counterparty hereby represents and warrants to MSIL, on each day from the Trade Date to and including the earlier of (i) February 17, 2006 and (ii) the date by which MSIL is able to initially complete a hedge of its position created by this Transaction, that:

(1)                                  it will not, and will not permit any person or entity subject to its control to, bid for or purchase Shares during such period except as disclosed in the Offering Memorandum relating to the Convertible Notes; and

(2)                                  it has publicly disclosed all material information necessary for it to be able to purchase or sell Shares in compliance with applicable federal securities laws and that it has publicly disclosed all material information with respect to its condition (financial or otherwise).

(b)         The parties hereby agree that all documentation with respect to this Transaction is intended to qualify this Transaction as an equity instrument for purposes of EITF 00-19.

(c)          No collateral shall be required by either party for any reason in connection with this Transaction.

(d)         MSIL shall not be entitled to exercise any Warrant hereunder as provided below, and Automatic Exercise shall not apply with respect to any Warrant, to the extent the exercise of such Warrant would cause MSIL to become, directly or indirectly, the beneficial owner of more than 8.0 percent of the class of the Counterparty’s equity securities that is comprised of the Shares for purposes of Section 13 of the Exchange Act (in such case, an “Excess Share Owner”).

MSIL shall provide prior notice to Counterparty if the exercise of any Warrant hereunder would cause MSIL to become directly or indirectly, an Excess Share Owner; provided that the failure of MSIL to provide such notice shall not alter the effectiveness of the provisions set forth in the preceding sentence and any purported exercise in violation of such provisions shall be void and have no effect.

If MSIL is not entitled to exercise any Warrant because such exercise would cause MSIL to become, directly or indirectly, an Excess Share Owner and MSIL thereafter disposes of Shares owned by it or any action is taken that would then permit MSIL to exercise such Warrant without such exercise causing it to become, directly or indirectly, an Excess Share Owner, then MSIL shall provide notice of the taking of such action to Counterparty and such Warrant shall then become exercisable by MSIL to the extent such Warrant is otherwise or had otherwise become exercisable hereunder. In such event, the Expiration Date with respect to such Warrant shall be the date on which Counterparty receives such notice from MSIL, and the related Settlement Date shall be as soon as reasonably practicable after receipt of such notice but no more than three (3) Exchange Business Days thereafter (but in no event shall the Settlement Date occur prior to the date on which it would have otherwise occurred but for the provisions of this paragraph (d)); provided that the related Net Physical Settlement Amount shall be the same as the Net Physical Settlement Amount but for the provisions of this paragraph (d). In addition, within 30 calendar days of the Settlement Date, Counterparty shall use its reasonable efforts to refrain from activities that could reasonably be expected to result in MSIL’s ownership of Shares exceeding 10% of all issued and outstanding Shares.

(e)          MSIL hereby agrees that from the Trade Date through to and including the Settlement Date, it will:

(1)                                  use its reasonable efforts to not become an “affiliate” of Counterparty as such term is defined in Regulation 144(a)(1) under the Securities Act; and

(2)                                  not vote any Shares held or received pursuant hereto, as to which it has the right to exercise a vote.

ISDA Master Agreement

With respect to the Agreement, MSIL and Counterparty each agree as follows:

Specified Entities:

(i) in relation to MSIL, for the purposes of:

Section 5(a)(v):     not applicable
Section 5(a)(vi):    not applicable
Section 5(a)(vii):   not applicable
Section 5(b)(iv):    not applicable

and (ii) in relation to Counterparty, for the purposes of:

Section 5(a)(v):     not applicable
Section 5(a)(vi):    not applicable
Section 5(a)(vii):   not applicable
Section 5(b)(iv):    not applicable

“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to MSIL and Counterparty.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to MSIL or to Counterparty.

Payments on Early Termination. For the purpose of Section 6(e) of the Agreement:  (i) Market Quotation shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations:

(I)                                    For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)                                For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)                         MSIL represents that it is a limited company organized under the laws of England and Wales and a resident of the United Kingdom.

(ii)                      Counterparty represents that it is a corporation incorporated under the laws of the State of Delaware.

Delivery Requirements:  For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes
Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation	Upon or before execution and delivery of this Confirmation	Yes
MSIL	Guarantee of its Credit Support Provider together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before February 17, 2006	Yes

Addresses for Notices:  For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to MSIL for all purposes:

Address:	Morgan Stanley & Co. International Limited
c/o Morgan Stanley Bank
One New York Plaza, 4th Floor
New York, NY 10004
Attention:	Fred Gonfiantini
Facsimile No.:	(212) 507-0724
Telephone No.:	(212) 276-2427

With a copy to:	Law Division
Morgan Stanley
1585 Broadway, 38th Floor
New York, NY 10036
Attention:	Anthony Cicia
Facsimile No:	(212) 507-4338
Telephone No:	(212) 761-3452

Address for notices or communications to Counterparty for all purposes:

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

Telephone No.: (805) 447-1000

Facsimile No.: (805) 449-2863

Attention:  Treasurer

Process Agent:  For the purpose of Section 13(c) of the Agreement, MSIL appoints as its process agent:

Address:	Morgan Stanley Bank
One New York Plaza, 4th Floor
New York, NY 10004
Attention:	Fred Gonfiantini
Facsimile No.:	(212) 507-0724
Telephone No.:	(212) 276-2427

Counterparty does not appoint a Process Agent.

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither MSIL nor Counterparty is a Multibranch Party.

Calculation Agent. The Calculation Agent is MSIL.

Credit Support Document.

MSIL: Guarantee of Morgan Stanley dated February 16, 2006

Counterparty:  Not Applicable

Credit Support Provider.

With respect to MSIL: Morgan Stanley

With respect to Counterparty:  Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction.

Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. Each party agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended (“CEA”), this Agreement and the Transaction thereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA, and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:

No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Amendment of Section 3(a)(iv). Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:

“To such party’s best knowledge,”

Additional Representations:

Counterparty Representations. Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; and (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction.

Acknowledgements:

(1)           The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation.

(2)           The parties hereto intend for:

(a)                                  this Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)                                 a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)                                  all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

(3)           The parties acknowledge and agree that in the event of an Early Termination Date as a result of an Event of Default, the amount payable under the Agreement will be a cash amount calculated as described therein and that any delivery specified in this Transaction will no longer be required.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to the Transactions.”

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure. Each party hereby acknowledges and agrees that MSIL has authorized Counterparty to disclose this Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with MSIL) that such disclosure is required by law or by the rules of NASDAQ or any securities exchange. Notwithstanding any provision in this Confirmation or the Agreement, in connection with Section 1.6011-4 of the Treasury Regulations, the parties hereby agree that each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

Agent. (a) Morgan Stanley Bank (“MSB”) is acting as agent for both parties but does not guarantee the performance of MSIL. MSIL is not a member of the Securities Investor protection Corporation; (b) MSB, MSIL and Counterparty each hereby acknowledges that any transactions by MSIL or MSB in the Shares will be undertaken by MSIL as principal for its own account; (c) all of the actions to be taken by MSIL and MSB in connection with the Transaction shall be taken by MSIL or MSB independently and without any advance or subsequent consultation with the Counterparty; and (d) MSB is hereby authorized to act as agent for Counterparty only to the extent required to satisfy the requirements of Rule 15a-6 under the Exchange Act in respect of the transactions described hereunder.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

Morgan Stanley & Co. International Limited

By:
Name:
Title:

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

Morgan Stanley Bank, as agent

By:
Name:
Title:

Confirmed as of the date first above written:

AMGEN INC.

By:
Name:
Title:

February     , 2006

To:               Amgen, Inc.

Ladies and Gentlemen:

In consideration of that certain 1992 ISDA Master Agreement and Schedule related thereto dated as of February 14, 2006 among Morgan Stanley & Co. International Limited (hereinafter “Party A”) and Amgen Inc. (hereinafter “Party B”) with Morgan Stanley Bank as agent for both parties (such 1992 ISDA Master Agreement and Schedule related thereto, together with each Confirmation exchanged between the parties pursuant thereto, hereinafter the “Agreement”), Morgan Stanley, a Delaware corporation (hereinafter “MS”), hereby irrevocably and unconditionally guarantees to Party B, with effect from the date of the Agreement, the due and punctual payment of all amounts payable by Party A under the Agreement when the same shall become due and payable, whether on Scheduled Payment Dates, upon demand, upon declaration of termination or otherwise, in accordance with the terms of the Agreement. Upon failure of Party A punctually to pay any such amounts, and upon written demand by Party B to MS at its address set forth in the signature block of this Guarantee (or to such other address as MS may specify in writing), MS agrees to pay or cause to be paid such amounts; provided that delay by Party B in giving such demand shall in no event affect MS’s obligations under this Guarantee.

MS hereby agrees that its obligations hereunder shall be continuing and unconditional and will not be discharged except by complete payment of the amounts payable under the Agreement, irrespective of any claim as to the Agreement’s validity, regularity or enforceability or the lack of authority of Party A to execute or deliver the Agreement; or any change in or amendment to the Agreement; or any waiver or consent by Party B with respect to any provisions thereof; or the absence of any action to enforce the Agreement, or the recovery of any judgment against Party A or of any action to enforce a judgment against Party A under the Agreement; any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally.

MS hereby waives diligence, presentment, demand on Party A for payment or otherwise (except as provided hereinabove), filing of claims, requirement of a prior proceeding against Party A and protest or notice, except as provided for in the Agreement with respect to amounts payable by Party A. This Guarantee is a guarantee of payment and not of collection. If at any time payment under the Agreement is rescinded or must be otherwise restored or returned by Party B upon the insolvency, bankruptcy or reorganization of Party A or MS or otherwise, MS’s obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by Party B.

MS represents to Party B as of the date hereof that:

1.                        it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;

2.                        its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws or any law, regulation or contractual restriction binding on it or its assets;

3.                        all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and

4.                        this Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ right or by general equity principles.

By accepting this Guarantee and entering into the Agreement, Party B agrees that MS shall be subrogated to all rights of Party B against Party A in respect of any amounts paid by MS pursuant to this Guarantee, provided that MS shall be entitled to enforce or to receive any payment arising out of or based upon such right of subrogation only to the extent that it has paid all amounts payable by Party A under the Agreement.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

MORGAN STANLEY

By:

Name:

Title:

Address: